Exhibit 14.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Federated Municipal Securities Income Trust and
Shareholders of Federated Michigan Intermediate Municipal Trust:

We consent to the use of our report dated October 24, 2007 with respect to the financial statements for Federated Michigan Intermediate Municipal Trust, a series of Federated Municipal Securities Income Trust, as of August 31, 2007 incorporated herein by reference and to the references to our firm under the heading “Financial Highlights”.

/s/ KPMG LLP

Boston, Massachusetts
August 27, 2008